Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com

Ingevity announces additional steps to advance strategic repositioning and improve profitability of its Performance Chemicals segment

•Will optimize existing manufacturing footprint by consolidating oleo-based chemical refining with existing crude tall-oil refining at the company’s North Charleston, South Carolina, facility, and closing its Crossett, Arkansas, facility in August
•Consolidation will result in approximately $20 million to $25 million in annual savings beginning in 2025
•Executes corporate and business-related cost reduction actions resulting in additional annual savings of approximately $10 million beginning in 2025
•Expects charges associated with these actions of approximately $100 million, with approximately $65 million to be non-cash
•Continues to evaluate the Performance Chemicals segment to drive the execution of its corporate strategy and maximize profitability

NORTH CHARLESTON, S.C., July 31, 2024 – Ingevity Corporation (NYSE: NGVT) today announced additional steps to advance the company’s strategic repositioning of its Performance Chemicals segment for sustained improved profitability. Actions include consolidating segment operations at the company’s North Charleston, South Carolina, facility by moving oleo chemical refining to the North Charleston site’s secondary refinery. This consolidation will include closing its Crossett, Arkansas facility in August.

Today’s announcement further simplifies the segment’s manufacturing footprint by consolidating oleo-based and crude tall oil-based chemical refinery operations at one facility with opportunities for future expansion to accommodate growth.

These actions represent necessary steps in the company’s previously announced repositioning of the Performance Chemicals segment to improve business performance.

“We continue to assess various strategic options to maximize the profitability of our Performance Chemicals segment, and today’s announcement is another positive step toward that objective,” said Ingevity president and CEO, John Fortson. “Transitioning oleo chemical refining to our North Charleston facility rationalizes our manufacturing footprint, creates significant cost savings with no anticipated impact on commercial operations and maintains future growth optionality as the oleo chemicals market evolves.”

The company expects to realize net savings related to the closure of its Crossett facility of approximately $20 million to $25 million per year beginning in 2025.

“The pace of growth in our oleo markets has been impacted by a slow industrial recovery,” said Ingevity senior vice president and president, Performance Chemicals, Rich White. “We originally piloted oleo chemical refining at our North Charleston facility, and subsequent to our repositioning actions we have confirmed it has the capability to deliver both the oleo-based and crude tall oil-based chemistries we need to meet current customer demand as well as supply the new business we forecast to have over the next several years. The site also has the ability to expand capacity at nominal cost to meet additional market growth.”

The company also announced corporate and business-related cost reduction actions expected to yield approximately $10 million in annual savings beginning in 2025.

“These actions are necessary to better position Ingevity for future success and return the Performance Chemicals segment to profitable, sustained growth,” continued Fortson. “This was a difficult decision given the impact on our employees and the surrounding community, and I want to thank all employees for their service and commitment to Ingevity.”

As a result of today’s announced restructuring actions, Ingevity expects to incur aggregate charges of approximately $100 million, consisting of approximately $65 million in non-cash asset-related charges, approximately $10 million in severance and other employee-related costs and approximately $25 million in other cash restructuring costs, which include decommissioning, dismantling and removal charges and contract termination costs. The majority of non-cash charges and 50-60% of cash charges are expected to be recognized by the end of the first half of 2025.

The company will provide additional detail and commentary during its second quarter 2024 earnings webcast and conference call on August 1, 2024, at 11:00 am (Eastern). The webcast can be accessed here or on the investors section of Ingevity’s website.

Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, lubricants, pavement markings, oil exploration and production and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 countries around the world and employs approximately 1,700 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.

Forward-Looking Statements
This press release contains “forward‑looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward‑looking statements may include, without limitation, anticipated timing, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the oleo-based product refining transition, Crossett, Arkansas plant closure, and the previously announced closure of our DeRidder, Louisiana plant; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost‑reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward‑looking statements, or that could cause other forward‑looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the oleo-based product refining transition, Crossett, Arkansas plant closure, and the previously announced closure of our DeRidder, Louisiana plant; losses due to resale of crude tall oil at less than we paid for it; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia‑Ukraine war and Israel‑Gaza war; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10‑K as well as in our other filings with the SEC. These forward‑looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward‑looking statements contained in this press release.